UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2018

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[   ]

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with Energy Fuels Inc.’s (the “Registrant’s”) long-term succession planning, on January 23, 2018 the Board of Directors (the “Board”) of the Registrant appointed Mark S. Chalmers, the Registrant’s current President and Chief Operating Officer, as President and Chief Executive Officer (“CEO”) and a Director of the Registrant, such appointments to be effective February 1, 2018. On January 31, 2018, Stephen P. Antony, the Registrant’s current CEO, will retire as both CEO and as a Director of the Registrant.

Mr. Chalmers, the Registrant’s current President and COO, brings decades of global uranium mining experience to the Registrant. Prior to joining the Registrant in July of 2016, Mr. Chalmers served as Executive General Manager of Production for Paladin Energy Ltd. where he oversaw operations of the Langer Heinrich and Kayelekera Mines in Africa. He also possesses extensive experience in in situ recovery (“ISR”) uranium production, including management of the Beverley Mine in Australia and the Highland Mine in the United States. Mr. Chalmers has consulted to several of the largest players in the uranium supply sector, including BHP Billiton, Rio Tinto, and Marubeni. Since joining the Registrant, Mr. Chalmers has overseen the Registrant’s conventional and ISR operations, focusing on production optimization, resource growth, and obtaining new sources of revenue for the Registrant, including alternate feed materials and land clean-up work. Mr. Chalmers was appointed as President of the Registrant on March 23, 2017, which became effective on July 1, 2017.

There are no family relationships among Mr. Chalmers and the members of the Board or the other members of senior management of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: January 25, 2018	By: /s/ David C. Frydenlund
David C. Frydenlund
Senior Vice President, General Counsel and Corporate Secretary